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                                                                 Exhibit (23)(c)

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of CMS Energy Corporation:

     (1) Registration Statements (Form S-3 No. 333-125553, No. 333-52560, No. 333-27849, No. 333-37241, No. 333-74958, No. 333-45556) of CMS Energy
          Corporation;

     (2) Registration Statements (Form S-4 No. 33-60007 and No. 33-55805) of CMS Energy Corporation;

     (3) Registration Statements (Form S-8 No. 333-32229 and No. 333-58686) pertaining to the CMS Energy Corporation Performance Incentive Stock Plan and Executive Stock Option Plan, respectively, and

     (4) Registration Statement (Form S-8 No. 333-76347) pertaining to the Employee Savings and Incentive Plan of Consumers Energy Company;

of our report dated February 10, 2006 relating to the financial statements of Jorf Lasfar Energy Company S.C.A. which appears in the CMS Energy Corporation Annual Report (Form 10-K/A) for the year ended December 31, 2005.


                                        /s/Ernst & Young

Casablanca, Morocco
June 5, 2006